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                   CAPITAL CITIES/ABC VIDEO PUBLISHING, INC.
                    1200 HIGH RIDGE ROAD, STAMFORD, CT 06905

                                                                [ABC VIDEO LOGO]

JON R. PEISINGER                                             TEL: (203) 329-6400
PRESIDENT                                                    FAX: (203) 329-6464



                               November 10, 1995

Mr. Barry Mendelson
Mr. Jerry Solomon
FTI, Inc.
c/o StarGames
1101 Wilson Boulevard
Suite 1800
Arlington, VA 22209

Dear Barry and Jerry:

This will confirm the agreement ("Agreement") entered into by and between CAPITAL CITIES/ABC VIDEO PUBLISHING, INC. ("ABCVP") located at 1200 High Ridge Road, Stamford, Connecticut 06907, and FTI, Inc. ("FTI") located at 1101 Wilson Boulevard, Suite 1800, Arlington, VA 22209, for the production, manufacture and distribution by ABCVP of five (5) live action "Fairy Tales on Ice" programs, as defined below (each such program is herein referred to as a "Program" and all five generally referred to as "Programs"). This Agreement shall have a term (the "Term") beginning on the date the Agreement is signed, and ending when all parties have performed all of their obligations hereunder. The parties agree as follows:

1. GRANT: FTI hereby grants to ABCVP the exclusive rights (as specified in Paragraph 7 hereof) to manufacture, vend, rent, sell, advertise, license, lease, market, promote, exploit, publicize and otherwise distribute (collectively "Distribute") the Programs in all media in perpetuity and ABCVP shall use best efforts to Distribute the Programs. The terms of such grant are set forth herein below.

2. TERRITORY: The Territory of the grant herein includes the following geographical area: the universe.

3. PROGRAMS: FTI shall produce and deliver to ABCVP five (5) Programs in accordance with the terms and delivery requirements set forth below. Each Program shall be a thematic ice skating video based upon a classic story for children (such as "Cinderella," "Alice Through the Looking Glass," "Snow White," and "Thumbelina"), and approximately sixty (60) to ninety
     (90) minutes in length. No fewer than three (3) of the five (5) Programs shall star Nancy Kerrigan; and FTI hereby represents and warrants that it has entered into a binding agreement with Nancy Kerrigan, obligating her to provide all services reasonably necessary and desirable to effectuate the purposes of this Agreement. The lead actor or actress in each Program not featuring Nancy Kerrigan shall be mutually agreed upon in good faith between ABCVP and FTI. The content and title of each

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     Program shall be mutually agreed upon in good faith between ABCVP and FTI.
     In addition, each Program shall be narrated by a prominent celebrity such as Diana Ross, Meryl Streep, Jessica Lange or someone of similar stature and reputation (the "Celebrity Narrator"). Compensation paid to the Celebrity Narrator shall be subject to the mutual agreement and approval of ABCVP and FTI as a Program budget item. In the event that FTI and ABCVP have mutually agreed to pay a royalty to the Celebrity Narrator, all fees paid to the Celebrity Narrator shall be deemed an advance against such royalty.

4. PROGRAM BUDGETS: Commencing on the date hereof, ABCVP agrees to fund production of the five (5) Programs, subject to the delivery requirements set forth below, with the content, script, casting, director, production schedules, and production budgets to be mutually agreed upon and approved in good faith between ABCVP and FTI, such approval not to be unreasonably withheld. ABCVP shall pay all production costs pursuant to the approved budget, not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) per Program, provided however that this budget cap shall increase four percent (4%) at the end of each year of the term of the Agreement. The approved budget for each Program shall include a producing services fee to FTI in the amount of Thirty Five Thousand Dollars ($35,000), which has been pre-approved by ABCVP. In addition, the approved budget for each Program shall include a producing and performance services fee to Ms. Kerrigan or the other lead actor or actress agreed upon by the parties hereunder in the amount of Thirty Five Thousand Dollars ($35,000), which has been pre-approved by ABCVP. ABCVP shall fund only those costs identified in the approved budget. All overages (defined as costs incurred during production in excess of the approved budget) not approved in writing in advance by ABCVP shall be the obligation solely of FTI. Production costs pursuant to the approved budget shall be advanced by ABCVP: one fourth (1/4) 180 days prior to the commencement of principal photography, subject to agreement upon content, script and principal cast, by ABCVP and FTI; one fourth (1/4) upon the commencement of principal photography; one fourth (1/4) upon completion of principal photography; and one fourth (1/4) upon delivery of the applicable Program an accordance with the terms set forth below, provided however that all production costs advanced by ABCVP in connection with each Program not delivered by FTI shall be refunded by FTI to ABCVP upon demand.

5. DELIVERY: FTI agrees to make delivery of the Programs to ABCVP in accordance with the Delivery Requirements attached hereto as Exhibit "A" and as follows: the first two (2) Programs shall be delivered to ABCVP no later than May 1, 1996; the third and fourth Programs shall be delivered to ABCVP no later than May 1, 1997; the fifth Program shall be delivered to ABCVP no later than May 1, 1998. FTI shall obtain copyright registration of each new title in the name of FTI, Inc., with all rights hereunder assigned in perpetuity to ABCVP or its designee. It is expressly agreed that delivery of the Programs to ABCVP will not be complete unless and until appropriate documents showing insurance and the chain of title and clear ownership of the Programs by FTI have been both delivered to ABCVP and approved in writing by ABCVP's attorneys (such approval not to be unreasonably withheld).



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6.   PROMOTION: FTI hereby represents and warrants that Ms. Kerrigan has agreed to provide exclusive services for no fewer than seven (7) consecutive or nonconsecutive days of publicity and promotion (not including travel days) for each Program featuring Ms. Kerrigan at times to be selected by ABCVP subject to Ms. Kerrigan's prior bona fide professional and personal commitments and reasonable notice by ABCVP. In connection therewith, Ms. Kerrigan shall cooperate with ABCVP and be actively involved in the promotion of each Program, including but not limited to giving interviews to the press and conducting in store and other public appearances. ABCVP agrees to fund pre-approved costs and expenses of Ms. Kerrigan (i.e., only those costs and expenses incurred personally by Ms. Kerrigan and no other person) incurred in connection with promotion of the Programs and provide and fund the cost of providing security for Ms. Kerrigan at each promotion location as distribution expenses, as defined herein and in the General Terms attached hereto. FTI shall have the right to approve in advance, such approval not to be unreasonably withheld, ABCVP's use of Ms. Kerrigan's name or likeness in promotion and Distribution of the Programs, provided however that once given, such right of approval shall be deemed satisfied for all subsequent similar uses by ABCVP. It is understood by the parties that Ms. Kerrigan's efforts to publicize and promote the Programs and ABCVP's use of Ms. Kerrigan's name or likeness in promotion and Distribution of the Programs is an essential and material term of this Agreement. Nothing contained herein shall grant to ABCVP or any other third party or entity the right to use Ms. Kerrigan's name, photograph, likeness, facsimile thereof or endorsement for purposes of endorsing, either expressly or by implication, any product, company and/or service, except for the Program(s). In connection with the promotion, ABCVP shall provide FTI with thirty (30) complimentary copies of each Program.

7. RIGHTS AND EXCLUSIVITY: It is expressly understood and agreed that ABCVP shall own, exclusively and forever, throughout the universe, the following motion picture and allied rights in all languages in the Programs: all Motion Picture rights, all Television Motion Picture rights (including, without limitation, Live Television Rights), all Radio Rights, all Legitimate Stage Rights, all home video rights, and all allied and subsidiary rights, including, without limitation, music publishing rights, Soundtrack Album Rights, Merchandising Rights, and promotional and advertising rights including, without limitation, the right to broadcast, over radio, television and all other media, advertisements with respect to the Programs hereunder. The rights herein granted include the right to distribute, transmit, exhibit, broadcast, and otherwise exploit all Programs by means of any and all media and devices whether now known or hereafter devised, including, without limitation, video cassettes and discs, interactive media and any and all computer driven optical or other non-linear media, and in any and all markets whatsoever. ABCVP agrees to consult with FTI regarding all exploitation and Distribution of the Programs hereunder. FTI expressly represents, warrants and agrees that FTI has not prior to the date hereof and will not hereafter make any grant to any third party which would or might in any way limit or infringe upon the exclusive rights granted to ABCVP hereunder. Additionally, with respect to each country of the Territory, FTI agrees that it will not authorize or allow any distribution, broadcast or telecast of the Programs or any portion thereof within such country, whether such broadcast or telecast shall be by "over-the-air," means or by means of cable or other "closed circuit" techniques or by any other means whether now known or hereafter invented. ABCVP represents, warrants and agrees that during the period

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     commencing upon execution of this Agreement and ending upon delivery by FTI of the fifth Program, ABCVP shad not enter into any agreement with a third party to produce a thematic ice skating video based upon a classic story for children without first negotiating in good faith with FTI regarding the production of such video.

8. SUBSEQUENT PROGRAMS: In addition to those rights specified above, ABCVP shall have the first opportunity to fund and acquire the rights specified herein relating to any Program(s) produced or developed for production by FTI in addition to the five (5) Programs contemplated hereunder under terms to be negotiated in good faith, provided however that in the event no agreement is reached within thirty (30) business days after commencement of negotiations, FTI may enter into negotiations relating to such rights with third parties. If FTI is prepared to accept a bona fide offer from a third party with respect to all or part of such rights, then in each such instance FTI shall notify ABCVP of such offer which FTI is prepared to accept and the name of the third party who mare the offer, and FTI shall offer ABCVP the right to enter into an agreement with FTI with respect to all or part of such rights on the aforesaid terms and conditions. ABCVP shall have twenty one (21) days from the date of such offer to notify FTI of its acceptance of such offer (provided, however, that ABCVP shall not be required to meet any terms or conditions which cannot be as easily met by one person as another, including, without limitation, the employment of a specified person, etc.) If ABCVP shall acquire from FTI all or part of such rights, then FTI agrees to enter into appropriate written agreements with ABCVP covering said acquisition. If ABCVP shall elect not to purchase the such rights from FTI then FTI may dispose of such rights, but only to the aforesaid third party and only upon the terms and conditions specified in the aforesaid written notice given by FTI to ABCVP, it being understood and agreed that FTI may not dispose of said such rights either to: (a) any other proposed transferee; or (b) upon terms and conditions which are more favorable to any transferee than the terms and conditions previously offered to ABCVP hereunder, without again offering to enter into an agreement with ABCVP on: (i) the terms offered to such other transferee; or
     (ii) such more favorable terms and conditions offered to said proposed transferee, whichever of (a) or (b) shall apply.

9.   OWNERSHIP: FTI will own the copyright for all Programs.

10. CROSS-COLLATERALIZATION: For the purposes of determining the Contingent Compensation due FTI pursuant to Paragraph 11 hereof, all five (5) Programs shall be cross-collateralized.

11. CONTINGENT COMPENSATION: In consideration of all rights granted by FTI hereunder, and upon condition that FTI is not in default of any of its obligations hereunder, ABCVP agrees to pay FTI a sum equal to fifty percent (50%) of one hundred percent (100%) of the Net Proceeds, if any, derived from the exploitation of the rights granted hereunder. FTI shall be solely responsible for any and all third party participations and all monies payable to third parties, contingent or otherwise, including payments necessary for music clearances, if any, with respect to the Programs. Net Proceeds shall be defined, accounted for and distributed in accordance with the definition in the General Terms attached hereto. Notwithstanding such definition, in determining Net Proceeds the parties have agreed that ABCVP shall be entitled to recoup, in the following order: a

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     distribution fee (the "Distribution Fee") equal to twenty percent (20%) of gross receipts derived from the Programs; all distribution expenses; all production costs and interest thereon at the rate of prime, plus one percentage point, and, if applicable, royalties to be paid to the Celebrity Narrator in excess of advanced funds. In addition, FTI shall be entitled to receive a sponsorship fee equal to fifteen percent (15%) of gross receipts received by ABCVP from the sponsor for all sponsorship agreements relating to the Programs that are initiated solely by FTI and established and serviced by FTI. In addition, FTI expressly represents, warrants and agrees that it shall not enter into or attempt to enter into any agreements with any third party relating to that third party's participation in the proceeds of any of the Programs without ABCVP's prior, written approval.

12. CREDITS: FTI shall be fully responsible for providing all screen credits on the Programs pursuant to the requirements of the applicable guild or union agreements and production agreements. All other credits shall be subject to the mutual agreement of FTI and ABCVP, provided however that: FTI's producer credit shall be given in the name of "StarGames" and "On Ice, Inc."; ABCVP shall be given an "in association with" credit and shall designate two executive producer credits; FTI's and ABCVP's credits both shall appear on the back of each Program videocassette jacket; and each party shall receive credit on the Programs and on the back of each Program videocassette jacket in a size, type, style and duration not less than that accorded to any other party.

13. NETWORK/CABLE BROADCAST BONUS: Upon the condition that FTI is not in default of any of its obligations hereunder, ABCVP agrees to pay FTI a one-time bonus in the total amount of Seventy Five Thousand Dollars ($75,000) in the event that three (3) or more of the Programs are licensed from ABCVP for initial broadcast on ABC, CBS, FBC or NBC (i.e., network television) and ABCVP agrees to pay FTI a one-time bonus in the total amount of Twenty Five Thousand Dollars ($25,000) in the event that three
     (3) or more of the Programs are licensed from ABCVP for initial broadcast on non-network television.

14. INDEMNIFICATION: ABCVP hereby agrees to indemnify, save and hold harmless FTI and its successors, parents, affiliates, licensees, sublicensees, clients, customers, assigns, directors, shareholders, officers, employees, agents, attorneys and other representatives from and against any and all liability, loss, damage, cost and expense (including reasonable attorney's fees) arising out of or relating to any claim or action by a third party which, if proved, would constitute a breach by ABCVP of any representation, warranty or covenant by ABCVP contained herein.

     FTI hereby agrees to indemnify, save and hold harmless ABCVP and its successors, parents, affiliates, licensees, sublicensees, clients, customers, assigns, directors, shareholders, officers, employees, agents, attorneys and other representatives from and against any and all liability, loss, damage, cost and expense (including reasonable attorney's fees) arising out of or relating to any claim or action by a third party which, if proved, would constitute a breach by FTI of any representation, warranty or covenant by FTI contained herein.

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     The party seeking indemnification hereunder shall promptly notify the other party of any matter in respect of which indemnification is to be sought and shall give the indemnifying party the right to take full control of the defense and conduct of such claim or proceeding.

15. RELATIONSHIP OF PARTIES: ABCVP and FTI are independent contractors with respect to each and nothing herein shall create any association, partnership, joint venture or agency relationship between ABCVP and FTI. All persons employed by FTI in connection with FTI's performance hereunder shall be FTI's employees or agents, and, as between ABCVP and FTI, FTI shall be solely responsible for all matters relating to such persons, including, without limitation, all compensation, withholding taxes, workers' compensation insurance and any other payments, deductions and contributions which may be required by any law, personal service contract or collective bargaining agreement applicable to FTI and/or such persons. FTI shall indemnify, defend and hold harmless ABCVP and ABCVP's affiliates, licensees and assigns from and against the obligation to make any such payments, deductions or contributions.

16. REFERENCE: This Agreement consists of these principal terms, as well as the General Terms attached hereto and any and all risers or exhibits attached hereto, all of which are incorporated herein by reference. Wherever the terms "this Agreement," "hereof" or similar terms are used, such terms shall be deemed to refer to these principal terms, the General Terms and all exhibits and riders attached hereto. To the extent any provision(s) of the General Terms and any and all riders or exhibits attached hereto conflict with any provision(s) of these principal terms, the provision(s) of these principal terms shall prevail.

If the foregoing is in accordance with your understanding, please indicate your acceptance by signing in the space provided below.

                                   Sincerely,

                                   CAPITAL CITIES/ABC
                                   VIDEO PUBLISHING, INC.


                                   /s/ JON PEISINGER
                                   _________________________________________
                                   JON PEISINGER, President



ACCEPTED AND AGREED TO:

FTI, Inc.

By: /s/ JERRY SOLOMON              By: /s/ BARRY MENDELSON
   ____________________________        ________________________________
   JERRY SOLOMON                       BARRY MENDELSON

Title: Director                    Title: Director
      _________________________           _____________________________



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                    CAPITAL CITIES/ABC VIDEO PUBLISHING, INC.
                             DISTRIBUTION AGREEMENT
                                (General Terms)

1. GRANT

     (a) Basic Rights: FTI grants to ABCVP the exclusive and irrevocable rights set forth in the principal terms, attached hereto.

     (b) Editing: In manufacturing Copies, ABCVP shall have the right to edit or modify same to create compilation programs or in order to meet the requirements of censorship, foreign distribution, community standards in any portion of the Territory or physical limitations or economic constraints in the manufacturing of Copies, all as ABCVP may reasonably determine. ABCVP agrees, however, that it shall make no change in the titles or credits of the Property without FTI's prior written approval (which shall not be unreasonably withheld), excepting the inclusion in such credits of ABCVP's logos, and ABCVP shall not edit or modify the copies in a manner that materially and adversely affects the portrayal of Ms. Kerrigan, the lead actor or actress, if applicable, or the Celebrity Narrator without consulting with FTI. ABCVP shall also have the right to utilize time compression techniques customary in the home video industry.

     (c) Dubbing and Subtitling: ABCVP shall have the right to have the Property dubbed and/or subtitled in any language which ABCVP may deem appropriate for distribution of Copies in the Territory. The costs of creating any dubbed or subtitled versions of the Property required by ABCVP and not heretofore created shall be advanced by ABCVP and recouped from any monies thereafter payable to FTI pursuant to the Principal Terms hereof.

     (d) Advertising Rights: In addition to the other rights granted to ABCVP hereunder, FTI hereby grants to ABCVP the right to use any portion of the Property, and stills therefrom, for the purpose of advertising and publicizing the sale of the Copies and the pay-per-view exhibition of the Property. Additionally, ABCVP may use for such purpose any and all advertising materials delivered by FTI to ABCVP and may use excerpts, synopses, summaries and resumes of the literary material upon which the Property is based (not exceeding 7,500 words in each such case) for such advertising and publicity purposes. ABCVP shall similarly have the right to use the name, physical likeness (whether by photograph or otherwise) and voice of any party rendering services in connection with the Property or any cartoon character appearing in the Property for the purpose of advertising and publicizing the Copies and the pay-per-view exhibition of the Property, subject to the limitations set forth in the Principal Terms. All materials provided by FTI shall be deemed approved by FTI.





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2. DELIVERY

     (a) Initial Delivery: FTI shall deliver to ABCVP, at ABCVP's office, the materials described in Exhibits A or B attached hereto, in technically satisfactory condition so that Copies of first-class commercially acceptable quality may be manufactured therefrom, together with evidence of insurance as described hereinbelow, and proof of ownership of the rights granted hereunder. ABCVP will review such materials and will notify FTI of any defects therein. Delivery shall not be deemed complete hereunder unless and until ABCVP shall have approved the technical quality of the aforesaid materials and ABCVP's attorneys have affirmatively approved in writing the proof of insurance and proof of ownership of the Property. Except as otherwise expressly provided herein, delivery and return of all materials shall be at FTI's cost and expense.

     (b) Cure: If ABCVP shall notify FTI of mechanical defects in the delivered material or in the evidence of insurance or ownership, FTI shall immediately cause such defects to be corrected and new material to be made and delivered or new documentation of insurance or ownership to be delivered, such new material or documentation to again be subject to ABCVP's approval as described hereinabove. If such cure is not made within thirty (30) days of ABCVP's notice of its disapproval of any such materials or documentation, then ABCVP may itself cause such defects to be corrected and deduct the cost thereof from any monies payable to FTI hereunder or may, by written notice to FTI, terminate this Agreement, in which event ABCVP shall be entitled to the return of all monies which may have theretofore been paid to FTI.

     (c) Return of Material: As soon as practicable after the completion of the delivery of the material described herein, ABCVP shall return to FTI the original print of the Property delivered hereunder. All other materials delivered hereunder, as well as the master videotape produced by ABCVP from such original print shall be retained by ABCVP for the use and distribution of Copies until the end of the Term. It is expressly understood and agreed that ABCVP shall own all rights in the tangible materials manufactured by ABCVP hereunder, including, without limitation, the master tape, the transfer tape, disc master, disc stampers and all Copies.

3. REPRESENTATIONS AND WARRANTIES. FTI represents, warrants and agrees that:

     (a) Ownership: FTI owns and controls, without any limitations, restrictions or encumbrances whatsoever, all rights granted or purported to be granted ABCVP hereunder and all required rights in and to the literary, dramatic and musical material contained in the Property, and FTI has obtained or shall obtain all necessary licenses and permissions required for the manufacture, distribution, exhibition, advertising and exploitation of the Copies throughout the Territory as may be required for the full and unlimited exercise and enjoyment by ABCVP of all of the rights granted and purported to be granted to ABCVP herein. ABCVP will own, possess and enjoy such rights without any hindrance on the part of any person, firm or entity whatsoever throughout

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          the Term. It is expressly understood and agreed that the review by
          ABCVP of the ownership documents supplied by FTI in accordance with the delivery requirements hereof shall in no way limit the warranties contained in this paragraph 3.

     (b) No Liens: There are no liens, claims, encumbrances, legal proceedings, restrictions, agreements or understandings which might conflict or interfere with, limit or be inconsistent with or otherwise affect any of the provisions of this Agreement or the enjoyment by ABCVP of any rights granted or purported to be granted to it hereunder, including, but not limited to, the exclusive right to manufacture and distribute Copies throughout the Territory, as well as any other exclusivity provisions described herein. Without limiting the generality of the foregoing, all obligations with respect to the Property, and the production, distribution and exploitation thereof, including, but not limited to, all salaries, royalties, participations, license fees, service charges, residuals, laboratory charges and the like have been or will be fully paid, except as set forth herein. Without limiting the generality of the foregoing, it is expressly agreed that ABCVP will have no obligations for future salaries, royalties, participations, residuals, deferments, license fees, service charges, laboratory charges (except for material ordered directly from a lab by ABCVP) or any similar payments of any kind or native, it being understood that, as between ABCVP and FTI, FTI shall have the full responsibility for all such payments, except as set forth herein. All fees and costs associated with the use of the music in the Property and all fees and charges, including but not limited to, payments by reason of the use of the Property on Copies have been paid or will be paid by FTI.

     (c) No Prior Sale: No Copies have heretofore been manufactured, licensed or marketed in the Territory.

     (d) Authority: FTI has the full right, power, legal capacity and authority to enter into this Agreement, to carry out the terms hereof and to grant to ABCVP the rights, licenses and privileges granted or purported to be granted to it hereunder. If FTI is a limited liability company, FTI represents that it is, valid, existing and in good standing under the laws of the jurisdiction in which it was formed. FTI will not grant any rights in the Property to any third person which might or would conflict with or be inconsistent with the rights granted or purported to be granted to ABCVP hereunder.

     (e) Non-Infringement: Nothing in the Property shall infringe upon the copyright or violate any other personal or property rights of any kind or nature of any person, firm or corporation whatsoever, including, without limitation, any rights to be free from defamation, any rights of privacy or publicity and any right to be free from unfair competition.

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     (f) Name and Likeness: All persons, firms and corporations connected with the production of the Property and all other persons whose names, voices, photographs, likenesses, work, services and materials have been used in the Property or its exploitation have authorized the use of their names, voices, photographs, likenesses, performances and biographical data in connection with the advertising, promotion and exploitation of the Property, including, without limitation, such use and exploitation in connection with Copies manufactured hereunder, except as to those approvals explicitly set forth herein.

     (g) Legal Requirements: In the production of the Property, all laws, statutes, ordinances, rules and regulations of each country, state, city or other political entity having jurisdiction have been or will be complied with, as well as all of the rules, regulations and requirements of any union or guild having jurisdiction thereof.

     (h) Copyright: The Property (including all components thereof and the literary and music material contained therein and/or on which the Property is based) is or may be validly copyrighted throughout the Territory and will not be allowed to fall into the public domain anywhere in the Territory during the Term hereof or the sell-off period. The Property, as delivered, will contain all proper copyright and FBI notices required for protection of the Property, and ABCVP agrees to include such copyright and FBI notices as so delivered on the Copies.

     (i) Credits: The credit lists and other materials delivered to ABCVP under this Agreement will be complete and accurate and ABCVP will incur no liabilities to any third parties arising out of its compliance with such lists and the use of such materials provided, however, that no inadvertent or third party failure to comply with the foregoing shall constitute a breach by ABCVP of this Agreement.

     (j) Insurance: FTI will secure and maintain in full force and effect during the Term and the sell-off period, a standard producer's liability (errors and omissions) insurance policy issued by a company approved by ABCVP (such approval not to be unreasonably withheld) with coverage of at least $1,000,000/$3,000,000 with respect to the Property, without unusual exclusions or deductions provided for therein. Such policy shall (i) name ABCVP as an additional insured, (ii) cover all means and methods of exhibition of the Property licensed to ABCVP hereunder and
         (iii) provide that it is noncancelable except upon thirty (30) days prior written notice to ABCVP. ABCVP shall have the right to cause such policy to be renewed or extended from time to time. ABCVP shall be named as a co-insured or additional named insured in such insurance policy and a certificate of insurance evidencing such insurance shall be delivered to ABCVP on execution of this Agreement. Subject to audit, the cost and expense of procuring and maintaining such policy shall be allocated as a production cost hereunder.

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     (k) Censorship: The Property has not and will not be banned by the censors of, or refused import permit or entry into, any part of the Territory, and, if a theatrical motion picture, has received or will receive a rating from the Code and Rating Administration of the Motion Picture Association of America no more restrictive than "R" without any requirement for cuts or alterations which ABCVP reasonably deems harmful to the income potential of the Property.

     (j) Term of Representations and Warranties: All of FTI's representations, warranties and agreements contained in this paragraph 3 are of this essence of this Agreement and shall survive the expiration or sooner termination hereof.

4.   INDEMNIFICATION

     (a) By FTI: FTI hereby agrees to indemnify, save and hold harmless ABCVP, its parent company and any subsidiaries, and its and their respective successors, licensees, assigns, directors, shareholders, officers, employees, agents, attorneys and other representatives from and against any and all liability, loss, damage, cost and expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to (i) any breach or purported breach by FTI of any representation, warranty or agreement made by it herein and (ii) the use and exploitation by ABCVP of any rights granted or purported to be granted hereunder.

     (b) By ABCVP: ABCVP agrees to indemnify and hold harmless FTI and its successors, licensees, assigns, directors, shareholders, officers, employees, agents, attorneys and other representatives from and against any and all liability, loss, damage, cost and expense (including reasonable attorneys' fees) arising out of or relating to any use by ABCVP of the Copies which exceeds the rights granted or purported to be granted to ABCVP hereunder.

5. ACCOUNTINGS: "Net Proceeds" shall be defined and all monies due hereunder shall be paid in accordance with the following terms:

     (a) Definition of Net Proceeds: "Net Proceeds" means all monies (subject to the exclusions in subparagraph 5(b) below) actually received by ABCVP from the exploitation by ABCVP of the rights granted to ABCVP hereunder.

     (b) Exclusions From Net Proceeds: Net Proceeds shall be determined after all refunds, credits, discounts, allowances and adjustments granted to subdistributors, wholesalers, retailers and other licensees, and whether or not occasioned by condemnation by boards of censorship, settlement of disputes or otherwise. Neither advance payments nor security deposits shall be included in net proceeds until earned by the sale of Copies, forfeited or applied by ABCVP to the Property. Additionally, net proceeds shall not include and shall be reduced by:

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         (i)   Any monies derived by any local subdistributor, wholesaler or retailer from sale of Copies, whether or not such subdistributor, wholesaler or retailer is owned, operated, managed or controlled by ABCVP; provided, however, that in the event of any such owned, operated or managed subdistributor, wholesaler or retailer, ABCVP agrees that the terms of sale or lack of any Copies to any such entity shall be reasonable and customary within industry standards and substantially the same as the terms of sale or lease of Copies to unrelated entities, in accordance with industry standards.

         (ii) Any sums due, but not paid, to ABCVP; provided, however, that ABCVP agrees to use all reasonable efforts, consistent with its prudent business judgment, to collect any sums owed to it. ABCVP may deduct any costs incurred in connection with the collection of monies included in net proceeds, including, without limitation, attorneys' and auditors' fees and costs, and any and all loss, damage or liability suffered or incurred by ABCVP in the collection of such monies, whether by litigation or otherwise in the computation of net proceeds hereunder.

         (iii) The salvage value of any videotape, cassettes or other materials purchased by or manufactured by ABCVP and not sold as Copies.

         (iv) Any sums received in a foreign currency and not readily convertible, or not readily remittable; provided, however, that ABCVP shall upon receipt of written request from FTI (but not more frequently than once annually), advise FTI in writing as to foreign revenues not included in net proceeds as aforesaid and ABCVP shall, at the written request and expense of FTI (subject to any and all limitations, restrictions, laws, rules and regulations affecting such transactions), deposit into a bank designated by FTI in the country involved or pay to any other party designated by FTI in such country, such part thereof as would be payable to FTI hereunder as if all amounts received were net proceeds. Any such deposit or payment to or for FTI shall constitute due remittance to FTI, and ABCVP shall have no further interest therein or responsibility therefor. ABCVP makes no warranty or representation that any part of any such foreign currencies may be converted or transferred to the account of FTI in any foreign country. All costs, discounts and expenses incurred in obtaining remittance of receipts and conversion of same, including costs of contesting imposition of restricted funds, shall be deducted in computing net proceeds hereunder.

         (v) The following distribution expenses paid by ABC in connection with ABC's distribution of the Property hereunder: (i) All costs and expenses incurred for prints (including video duplication expenses) and other laboratory charges, if any, and any conversion expenses for creating masters for non-NTSC format (i.e., PAL and Secarn); (ii) shipping and storage charges (including reasonable

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               insurance costs); (iii) all costs incurred in the creation of packaging, marketing and sales materials, duplication, returns processing, credits, rebates, etc.; (iv) music synchronization licenses (unless paid by FTI); (v) import fees and licenses; (vi) advertising, promotion and packaging expenses; (vii) reasonable legal fees in connection with claims against ABC relating to the Property unless caused by negligence of ABC; (viii) censorship charges and fees and all costs in connection with cutting, editing, re-assembling, etc., to render the Property suitable for television broadcasting and other exhibition hereunder and/or for the purpose of meeting censorship requirements, or standards or continuity acceptance, or any regulations imposed by law or applicable Industry codes; (ix) expenses for securing trademark and copyright protection; (x) errors and omissions insurance to the extent that ABC reasonably determines that such insurance is necessary beyond the period provided for herein; (xi) any other distribution expenses (exclusive of overhead) which are necessarily and directly related to distribution of the Property, including residual payments to any talent pursuant to a collective bargaining agreement and/or a personal service contract; (xii) any distribution fees paid to any third parties; and (xiii) any manufacturing expenses.

         (vi) Any sums paid by ABCVP to unrelated third parties as sales incentives to the extent such sums are calculated as a percentage or otherwise on the basis of sales of Copies and are in lieu of a reduction in the wholesale price of Copies or of the distribution of Copies as so-called "free goods."

         (vii) Any sums paid by ABCVP to unrelated third parties for the purpose of direct response advertising or cooperate advertising in lieu of a reduction in the wholesale price of Copies sold to such third parties.

     (c) Taxes: Net proceeds shall not include, and ABCVP may deduct therefrom, any and all sums paid or accrued on account of sales, use, receipts, income, excise, remittance and other taxes (however denominated) to any government authority, assessed upon the Copies or any other materials relating to the Property, or upon the use or distribution of Copies or the Property or upon the revenues derived therefrom or any part thereof or upon the remittance of such revenues or any part thereof, and any and all sums paid or accrued on account of duties, customs and imports, costs of acquiring permits, quotas and any similar authority to secure the entry, licensing, sale, exhibition, performance or other use of Copies in any country or part thereof regardless of whether such payments or accruals are assessed against Copies of the Property or the proceeds thereof or against a group of motion pictures or programs in which the Property or proceeds thereof may be included. In no event shall the deductible amount of any such tax (however denominated) imposed upon ABCVP be decreased (nor the net proceeds increased) because of the manner in which such taxes are elected to be treated by ABCVP in filing net income, corporate franchise, excess profits or similar tax returns. Notwithstanding the foregoing, ABCVP's own income taxes and franchise

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         taxes based on ABCVP's net income and any income taxes paid to any country or territory by ABCVP based on the net earnings of ABCVP in such country or territory (to the extent computed and assessed solely by the reason of voluntary retention in such country or territory by ABCVP of any portion of net proceeds) shall not be deductible in computing net proceeds hereunder. Notwithstanding anything to the contrary contained herein, FTI shall have no right to inspect or copy any income or franchise tax return of ABCVP or any of its subsidiaries or affiliates or to require ABCVP or any of its subsidiaries or affiliates to produce any such tax return or any information contained therein.

     (d) Rendition of Statements: ABCVP shall account to FTI hereunder with regard to monies due hereunder on a semi-annual basis. The semi-annual accounting periods shall end on June 30 and December 31 of each year (or such other semi-annual period as ABCVP may generally use for such accountings). Accountings shall be rendered by ABCVP to FTI on or before the date ninety (90) days following the conclusion of each accounting period. Each statement shall show in summary form the appropriate calculations relating to the computation of net proceeds, if any, hereunder. Any portion of net proceeds payable to FTI hereunder shall be remitted to FTI with the particular statement indicating such amount to be due. There shall be deducted from any remittance due or for the account of FTI the amount of any tax required to be withheld by ABCVP based on payments due for the account of FTI or any other withholding or deduction which ABCVP may be required to make pursuant to any law or governmental order. There shall also be deducted therefrom the unrecouped portion of any advances made by ABCVP (or any of ABCVP's parents, subsidiaries or affiliates) to FTI with respect to the Property, but not including advanced production costs and interest thereon, which shall be deducted in computing net proceeds hereunder, whether or not such advances were paid pursuant to this Agreement or any other agreement between the parties or their respective parents, subsidiaries or affiliates in respect of the Property, plus interest on such advance at a rate equal to the prime rate charged by ABCVP's principal bank, as the same may vary from time to time, plus one percent (1%). All statements hereunder shall be deemed rendered when deposited, postage prepaid, in the mail, addressed to FTI at the notice address described in paragraph 11 below.

     (e) Finality of Statements: Each statement and all items contained therein shall be deemed correct and shall be conclusive and binding upon FTI, and shall constitute an account stated, upon the expiration of twenty four (24) months from the date rendered unless, within such twenty four
         (24) month period, FTI delivers a written notice to ABCVP objecting to one or more items of such statement and such notice specifies in reasonable detail the items to which FTI objects and the nature and reason of FTI's objection thereto. In such event, FTI may question the particular items objected to, notwithstanding the expiration of such twenty four (24) month period but only for the particular reasons of which FTI gave ABCVP such written notice (unless the specific objections, upon audit, reveal additional objections that could not have been included in

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




         FTI's written notice), and not after the expiration of the period of the applicable statute of limitations established by law. Notwithstanding anything to the contrary contained hereinabove, in no event may FTI institute or maintain any action, suit or proceeding or recover or enforce any judgment, order or decree against ABCVP with respect to any item contained or not contained in any statement or with respect to any transaction or accounting had in connection with any other similar or dissimilar matter relating to the Copies at any time subsequent to fifteen (15) days prior to the expiration of the period of time after which ABCVP would be barred by the applicable statute of limitations or contractual provision from instituting any action, suit or proceeding against the relevant subdistributor, wholesaler, retailer or other third party with respect to such item, transaction, accounting or matter.

     (f) Books of Account and Audits: ABCVP shall keep books of account relating to the distribution of Copies which shall be kept on the same basis and in the same manner and for the same periods as such records are customarily kept by ABCVP. FTI may, upon prior written notice to ABCVP, at its own expense, audit the applicable records, including records relating to sums paid or accrued on account of taxes, (but not any records relating to the manufacture of Copies) at the place where ABCVP maintains same in order to verify statements rendered hereunder by written notice to ABCVP no later than twenty four (24) months after the date a particular statement is rendered to FTI. Any such audit shall be conducted only by a certified public accountant, such audit to take place during reasonable business hours and in such a manner so as not to interfere with ABCVP's normal business activities and not later than one hundred eighty (180) days after the date of written notice objecting to a particular statement. ABCVP shall be furnished with a copy of such auditor's report within thirty (30) days after the completion of such audit. In no event shall an audit with respect to any statement rendered hereunder commence after the date on which such statement has become incontestable pursuant to subparagraph 5(e) above nor shall any audit continue for longer than thirty (30) consecutive days nor shall audits be made hereunder more frequently than once annually nor shall the records supporting any such statement be audited more than once unless reasonable methods of accounting/auditing would require otherwise.

     (g) Allocations: In any instance where revenues are earned or deductions allowed with regard to a group of motion pictures or programs including the Property, including, without limitation, with respect to compilation programs consisting in part of excerpts from the Property, and such revenues or deductions are not specifically allocated among such group of motion pictures or programs, ABCVP shall make such allocations as are determined by ABCVP in good faith and gross receipts hereunder shall only include the amounts so allocated to the Property.

     (h) Returns: ABCVP shall establish an allowance of twenty percent (20%) of gross receipts for returns of Copies, which twenty percent (20%) shall be deducted from gross receipts hereunder. ABCVP shall further be entitled, in the exercise of its

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


         reasonable business judgment, to establish reserves against additional returns or other items which ABCVP reasonably anticipates may be deductible from gross receipts hereunder. Reserves established as aforesaid shall be liquidated within a reasonable time, not to exceed two (2) years, after initially established.

     (i) No Trust Imposed: Gross receipts are ABCVP's sole and exclusive property and not trust funds nor otherwise held by ABCVP for FTI's benefit. ABCVP's obligation to make payments to FTI hereunder is that of a debtor only. FTI shall not own any interest whatsoever in the Copies or gross receipts or have any lien or other claim thereon. ABCVP's obligation to pay FTI hereunder shall not bear interest nor entitle FTI to gains which may accrue to such funds prior to the payment thereof to FTI.

     (j) Promotional Copies: No royalty shall be payable on any Copies given away on a promotional or not-for-sale basis.

     (k) Relationship of the Parties: Nothing herein shall be construed to create a partnership or joint venture by or between ABCVP and FTI or to make either the agent of the other. Each of ABCVP and FTI agrees not to hold itself out as a partner or agent of the other or to otherwise state or imply by advertising or otherwise any relationship between the parties in any manner contrary to the terms of this Agreement and neither shall become liable or bound by any representation, act, omission or agreement whatsoever of the other which may be contrary to the provisions of this Agreement. It is expressly agreed that ABCVP shall have full and exclusive charge and control of the distribution, sale, exploitation, rental, leasing or other disposition of the Copies, and the Copies may be rented, leased, distributed, sold outright, exploited, marketed or otherwise disposed of by ABCVP throughout the Territory and during the Term hereof, and ABCVP may in its sole discretion withhold or withdraw Copies from distribution, either entirely or with respect to any country or territory or portion thereof. Nothing herein contained shall be deemed to limit ABCVP from entering into any agreement with any distributor, wholesaler, retailer or otherwise with respect to Copies on whatever terms and conditions ABCVP and such other party may agree. ABCVP shall likewise have the right to cancel any such contacts in accordance with ABCVP's good faith business judgment, to adjust and settle all disputes with any third parties regarding such agreements and to give allowances, rebates and credits to such persons. Notwithstanding the foregoing, in the event that ABCVP shall license, sell, lease or otherwise dispose of any rights in Copies to any party owning, owned by, or under joint ownership with ABCVP, such disposition shall be made on terms substantially equivalent to the terms which would apply had such disposition been made to an unrelated third party. It is the intent and purpose of this Agreement that absolute and sole control and discretion with reference to all matters involving the manufacture, production, distribution, lease, exhibition, sale, licensing and reissuing of Copies shall, as between ABCVP and FTI, be vested solely and exclusively in ABCVP and shall be exercised by ABCVP in such manner as shall in ABCVP's sole judgment and discretion be deemed proper, and FTI shall have no right of approval or control in

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         connection therewith. With respect to its exercise of the above rights, however, ABCVP agrees to consult with FTI.

     (1) Bad Debt Allowance: ABCVP shall establish an allowance of ten percent (10%) of gross receipts for uncollected accounts, which ten percent (10%) shall be deducted from gross receipts hereunder. ABCVP shall be responsible for, and shall not be permitted to deduct from gross receipts, uncollected accounts in excess of said ten percent (10%) allowance.

6. FORCE MAJEURE: In the event that FTI is unable to make delivery of the Property or ABCVP is unable to accept delivery of the Property or, having accepted delivery of the Property, all or substantially all of ABCVP's activities with regard to the Property are materially interfered with by reason of any cause or occurrence beyond the control of ABCVP or FTI, including, without limitation, fire, flood, epidemic, earthquake, explosion, accident, war, blockade, embargo, act of a public enemy, civil disturbance, labor dispute (or threatened dispute), strike, lockout, enactment of law or any act of God (all of the foregoing are referred to as events of "force majeure"), then the affected party shall immediately give notice of such event of force majeure to the other party hereto, and this Agreement shall be suspended and the Term extended for a period of such event of force majeure; provided, however, that in the event that such event of force majeure shall continue for a period in excess of six (6) months, then either party hereto shall have the right to terminate this Agreement by notice to the other party during the continuance of such event of force majeure. In the event that such termination is made by FTI prior to the recoupment by ABCVP hereunder of all of the advance made to FTI, then such termination shall not be effective unless and until FTI shall return to ABCVP any unrecouped portion of such advance together with interest thereon at of the prime rate plus one (1) point charged by ABCVP's principal bank; provided, however, that in the event such amount of interest shall exceed the maximum amount of interest allowed by law, the provisions of this paragraph 6 shall be deemed amended to provide for interest at the maximum rate allowed by law.

7. ASSIGNABILITY: ABCVP may assign this Agreement or any of its respective rights, licenses or privileges hereunder to any person, firm, corporation or other entity controlled by, controlling, or under common control with ABCVP, or which acquires all or substantially all of ABCVP's assets.

8. LAWS AND JURISDICTION: It is the express intent of the parties that this Agreement shall be governed by the laws of the state of New York, United States of America, with the full force and effect as though this Agreement had been executed in and fully performed in said state of New York. In the event of any dispute hereunder, the parties hereto expressly agree that the courts of said state of New York, shall have full jurisdiction over the parties hereto, and the parties hereby bind themselves over fully and completely to the jurisdiction of said courts. In the event that process must be served in connection with any such dispute, the parties agree that such process may be served by personal delivery within or without said state of New York or by registered mail, and the parties hereby appoint the Secretary of State of

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     said state of New York as their agent for receipt of such service of process in the event of any such dispute.

9. LIMITATION ON REMEDIES: It is expressly understood and agreed that in the event of any breach or purported breach by ABCVP hereunder, FTI's rights shall be limited to an action at law for money damages, if any, actually suffered by FTI as a result thereof, and in no event shall FTI be entitled to rescission, injunction or other equitable relief of any kind. Likewise, in the event of any breach or purported breach by FTI hereunder, ABCVP's rights shall be limited to an action at law for money damages, if any, actually suffered by ABCVP as a result thereof, and in no event shall ABCVP be entitled to rescission, injunction or other equitable relief of any kind, except with respect to the enforcement of ABCVP's exclusive rights hereunder. Each party's rights hereunder and each party's rights at law and equity shall be cumulative, and the exercise of one shall in no way limit any other right of a party in the event of any breach by the other party hereunder.

10. ADDITIONAL DOCUMENTS/ENFORCEMENT OF RIGHTS: FTI agrees to execute such additional documents as may be necessary or reasonably desirable for ABCVP to enforce its rights hereunder. In the event that FTI shall fail to deliver any such additional documents, FTI hereby irrevocably appoints ABCVP to execute any such additional documents as FTI's attorney-in-fact. FTI also hereby irrevocably authorizes ABCVP to proceed, whether in ABCVP's name or FTI's name, with any appropriate action necessary to enforce ABCVP's rights hereunder (including, without limitation, all rights of exclusivity and all holdback rights granted hereunder). Any such action shall be (subject to the indemnity provisions of paragraph 4 of these General Terms) at ABCVP's sole cost and expense.

11. NOTICES: Any notice which either party hereto may desire to give or which is required under terms of this Agreement shall be given in writing by registered or certified mail or by fax or by personal service (in all cases, all charges prepaid) to the address first noted in the Principal Terms. In the event any such notice is given by mail, such notice shall be deemed given on the date five (5) business days following the date of such mailing. If notice is given by any other method, such notice shall be deemed given on the date personal delivery is made or a facsimile is sent. Copies of all notices to ABCVP shall simultaneously be given by the same method to Capital Cities/ABC, Inc., Attn: Legal and Business Affairs Department, 77 West 66th Street, 14th Floor, New York, New York 10023, fax number (212) 456-1496.

12. SEVERABILITY: Each and every provision of this Agreement shall be considered severable, and, if for any reason any provision or provisions herein are determined to be invalid and contrary to any applicable existing or future laws, such invalidity shall not impair the operation or effect of any other portion of this Agreement, and this Agreement shall be deemed modified, but only to the extent necessary to conform with the requirement of such applicable law.

13. WAIVER AND REMEDIES: No waiver by either of the parties hereto of any failure by the other party to keep or perform any covenant or condition of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other covenant or condition.

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     Except as expressly provided to the contrary, the remedies herein provided shall be deemed cumulative, and the exercise of one shall not preclude the exercise of any other remedy nor shall the specifications of remedies herein exclude any rights or remedies at law or in equity which may be available in the premises.

14. HEADINGS: The title or headings of provisions herein are used for convenience only and shall in no way be used to construe the meaning of the provisions hereof.

15. MISCELLANEOUS: This Agreement represents the entire agreement between the parties, superseding and replacing all prior oral or written understandings and representations with regard to the subject-matter hereof. No provision of this Agreement may be waived or amended, except by a written instrument executed by the party to be charged. All terms used herein and not defined are used in accordance with their normal meaning in the entertainment industry in New York, New York.

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                                   EXHIBIT A

                          DELIVERY REQUIREMENTS - TAPE

A. One (1) D-2 master videotape and one (1) D-2 protection master of the Property, with separate music and effects tracks, each such videotape meeting ABCVP's operational standards and technical requirements. If any videotape of the Property delivered is not, in ABCVP's sole judgment, of acceptable technical quality, ABCVP shall have the right to require delivery of additional videotapes of the Property until ABCVP has approved such videotape.

B. One (1) D-2 video tape of the textless background of the main and end title sections of the Property if credits occur over action sequence.

C.   One (1) copy of an English dialogue continuity of the Property.

D. Music Cue Sheets: One (1) copy of a music cue sheet showing the particulars of all music contained in the Property, including the sound equipment used, the title of each composition, names of composers, publishers and copyright owners, the usages (whether instrumental, instrumental-visual, vocal, vocal-visual or otherwise), the place and number of such uses showing the film footage and running time for each cue, the performing rights society involved and any other information customarily set forth in music cue sheets.

E. Dubbed/Subtitled Versions: If the Property was recorded in a language other than English, FTI shall deliver a version of the Property dubbed in English or with English subtitles, as ABCVP shall determiine. If a Dubbed Version is required, ABCVP shall have the right of approval of the voices and dubbing script. If a Subtitled Version, ABCVP shall have the right of approval of the subtitling script. If the Property is available to FTI in more than one language, FTI shall deliver Copies of the print in each such language.

F.   Documentation

     1. Employment List: One (1) copy of a complete list verified as true and correct by FTI of the names (and lending company, if services loaned to FTI) of all players, screenplay writers, directors, individual producer, executive producer, composers, lyricists, vocalists, musicians (including orchestrators, copyists, conductors and leaders) and other personnel appearing in or rendering services in connection with the Property.

     2. Dubbing Restrictions: A statement of any restrictions as to the dubbing of the voice of any player, including dubbing dialogue in the language other than the language in which the Property was recorded.

                                       14





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     3.  Prior Distribution: If applicable, an accurate statement of all prior distribution and exploitation of the Property in any and all media and a list of all Agreements currently in force with regard to such distribution, together with either copies of such Agreements or an accurate summary of all rights granted and exclusivity and/or holdbacks agreed to.

     4. Distribution Restrictions/Obligations: A statement of any restrictions and/or obligations set forth in Agreements entered into by FTI with third parties (including artists, financial institutions and governmental agencies) regarding the exploitation of the Property.

     5. Music Licenses: A copy of valid licenses paid for by FTI for the full period of copyright and renewal thereof for the synchronous recording of all copyrighted music in the Property and the performance thereof in the Territory.

     6. E&O Insurance: A copy of a "Motion Picture Producer and Producer Errors and Omissions" insurance policy naming ABCVP as named insured, which policy shall have limits of at least $1,000,000 with respect to any one claim relating to the Property and $3,000,000 with respect to all claims relating to the Property in the aggregate. Said policy shall be for a term of not less than the Term of this Agreement, plus the sell-off period. Said policy shall include a provision that it may not be revised, modified or canceled without the written consent of ABCVP and shall include a provision that it shall be deemed to be primary insurance not subject to exposure until the insurance coverage of the delivered policy shall be exhausted.

G.   Publicity and Advertising Materials

     FTI shall also make available to ABCVP for copying and use such stills, transparencies, trailers and other advertising and promotion materials that FTI has in its possession or to which it has access, and that ABCVP desires to use for or in connection with the exploitation of the rights granted, and FTI shall produce and make available to ABCVP at ABCVP's request and direction still photographs from the Programs for use for or in connection with the exploitation of the rights granted hereunder. Subject to audit, the cost and expense of such publicity and advertising materials shall be allocated as distribution expenses hereunder.

H. Completed Trailer Materials: FTI shall deliver to ABCVP the following items:

     1. Trailer Print: One (1) first-class videotape print of the Trailer in the same language(s) as the language version(s) of the Property delivered hereunder, fully timed, with the Soundtrack printed thereon in perfect synchronization with photographic action in all respects ready and suitable for the manufacture of a first-class master videotape.

     2. Trailer Soundtrack: The separate dialogue tracks, sound effects tracks, narration tracks and music tracks, from which the original Trailer Soundtrack was made.

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     3.  If FTI does not furnish such trailer materials, ABCVP may finish same and the costs therefor may be recouped by ABCVP from any monies payable to FTI pursuant to this Agreement.

J. One (1) copy of a complete credit list for main and end credits comprised of all production and technical credits for the Property and a list of any contractual credit requirements for advertising, promotion or packaging.

K.   Copies of all Property agreements and a schedule of residuals.

L. Key art suitable for packaging and sufficient to build a promotional campaign. In the event FTI does not furnish such key art, ABCVP may furnish same and the costs therefor may be recouped by ABCVP from any monies payable to FTI pursuant to this Agreement.



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